Exhibit 4.1

THIS NOTE IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

IF THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE FOR THE DEPOSITORY TRUST COMPANY, THEN THE FOLLOWING LEGEND SHALL APPLY:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF APPLICABLE, THE “TOTAL AMOUNT OF OID”, “ORIGINAL YIELD TO MATURITY” AND “INITIAL SHORT ACCRUAL PERIOD OID” (COMPUTED UNDER THE EXACT METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES.

CUSIP:
REGISTERED	REGISTERED
No. FXR-	$

THE BANK OF NEW YORK COMPANY, INC.

[SENIOR MEDIUM-TERM NOTE SERIES G]

[SENIOR SUBORDINATED MEDIUM-TERM NOTE SERIES H]

[SENIOR MEDIUM-TERM NOTE SERIES H]

[SENIOR SUBORDINATED MEDIUM-TERM NOTE SERIES I]

(Fixed Rate)

ORIGINAL ISSUE DATE:	INTEREST RATE:	STATED MATURITY DATE:

REDEMPTION COMMENCEMENT	INITIAL REDEMPTION	ANNUAL REDEMPTION
DATE:	PERCENTAGE:	PERCENTAGE REDUCTION:

HOLDER’S OPTIONAL REPAYMENT DATE(S):	TOTAL AMOUNT OF OID:	ORIGINAL YIELD TO MATURITY:

INITIAL SHORT ACCRUAL PERIOD OID:	ISSUE PRICE:	OTHER PROVISIONS:

CALCULATION AGENT:

[    ] IF BOX IS CHECKED, THIS NOTE IS AN AMORTIZING NOTE AND INFORMATION REGARDING AMORTIZING PAYMENT DATES AND AMORTIZING PAYMENT AMOUNTS IS PROVIDED IN AN ADDENDUM.

[     ] IF BOX IS CHECKED, THIS NOTE IS A RENEWABLE NOTE OR AN EXTENDIBLE NOTE AND INFORMATION REGARDING RENEWAL DATE, NEW MATURITY DATE, FINAL MATURITY DATE OR EXTENSION PERIOD, AS APPLICABLE, AND ANY OTHER APPROPRIATE INFORMATION IS PROVIDED IN AN ADDENDUM.

The Bank of New York Company, Inc., a New York corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                          on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, on the                  day of each                      and                      (each an “Interest Payment Date”) in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Regular Record Date, as defined below, and the next succeeding Interest Payment Date or on an Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date, to the registered holder of this Note on the Regular Record Date with respect to such second Interest Payment Date, and on the Stated Maturity Date (or any Redemption Date as defined below or any Holder’s Optional Repayment Date with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and Holder’s Optional Repayment Date being herein referred to as a “Maturity Date” with respect to the principal repayable on such date). Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date specified above until the principal hereof has been paid or duly made available for payment. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day as defined below, principal, premium, if any, or interest payable with respect to such Maturity Date or Interest

Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest on such payment shall accrue for the period from and after such Maturity Date or Interest Payment Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date will be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (referred to below), notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

As used herein, “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

Payment of the principal of, premium, if any, and interest due on this Note will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on any Interest Payment Date other than the Maturity Date may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. A Holder of not less than $10,000,000 aggregate principal amount of the Notes having the same Interest Payment Dates may by written notice to the Paying and Authenticating Agent (referred to below) at its principal corporate trust office in The City of New York (or at such other address as the Company shall give notice in writing), on or before the Regular Record Date preceding an Interest Payment Date, arrange to have the interest payable on all Notes held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Paying and Authenticating Agent, made by wire transfer of immediately available funds to a designated account maintained at a bank in The City of New York (or other bank consented to by the Company) as the holder of such Notes shall have designated; provided that such bank has appropriate facilities therefor.

[Insert if this Note is a Senior Subordinated Medium-Term Note — This Note is one of a duly authorized series of securities of the Company (hereinafter called the “Securities”) issued and to be issued in one or more series under an Indenture dated as of October 1, 1993 (herein called the “Indenture”) between the Company and J.P. Morgan Trust Company, National Association, as successor Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Subordinated Medium-Term Notes Series [H][I](the “Notes”) and of the terms upon which the Notes are, and are to be, authenticated and delivered. Except as otherwise provided in the Indenture, the Notes are limited in aggregate principal amount to $1,000,000,000. The Bank of New York, acting through its corporate trust office in The City of New York is the initial paying agent for the payment of interest and principal of the Notes; and The Bank of New York acting through its corporate trust office in The City of New York is the authenticating agent for the Notes (the “Paying and Authenticating Agent”). The Notes may bear different Original Issue Dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.]

[Insert if this Note is a Senior Medium-Term Note — This Note is one of a duly authorized series of securities of the Company (hereinafter called the “Securities”) issued and to be issued in one or more series under an Indenture dated as of July 18, 1991 (herein called the “Indenture”) between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Medium-Term Notes Series [G][H] (the “Notes”) and of the terms upon which the Notes are, and are to be, authenticated and delivered. Except as otherwise provided in the Indenture, the Notes are limited in aggregate principal amount to $1,000,000,000. The Bank of New York, acting through its corporate trust office in The City of New York is the initial paying agent for the payment of interest and principal of the Notes; and The Bank of New York acting through its corporate trust office in The City of New York is the authenticating agent for the Notes (the “Paying and Authenticating Agent”). The Notes may bear different Original Issue Dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.]

This Note is not subject to any sinking fund.

[Insert if this Note is a Senior Medium-Term Note Series G or a Senior Subordinated Medium-Term Note Series H — This Note may be subject to repayment at the option of the Holder on any Holder’s Optional Repayment Date(s), if any, indicated above. If no Holder’s Optional Repayment Dates are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Holder’s Optional Repayment Date this Note shall be repayable in whole or in part in increments of [$1,000] [Insert other minimum denomination] (provided that any remaining principal hereof shall be at least [$1,000] [Insert such other minimum denomination]) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled “Option to Elect Repayment” below duly completed, by the Paying and Authenticating Agent at the principal corporate trust office of The Bank of New York in The City of New York, or such other address which the Company shall from time to time notify the Holder of this Note, not less than 30 nor more than 60 days prior to the Holders Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.]

[Insert if this Note is a Senior Medium-Term Note Series H or a Senior Subordinated Medium-Term Note Series I— This Note may be subject to repayment at the option of the Holder either (i) on any Holder’s Optional Repayment Date(s), if any, indicated above, or (ii) at least six months after this Note’s acquisition by a beneficial owner, if requested by the estate of such beneficial owner following the death of the beneficial owner (“Survivor’s Option”).

If a Survivor’s Option is exercised this Note shall be repayable at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid at the option of the estate of the beneficial owner, this Note must be received, with the form entitled “Repayment Election Form” below duly completed and accompanied by the documents set forth therein, by the Paying and Authenticating Agent at the principal corporate trust office of The Bank of New York in The City of New York, or such other address which the Company shall from time to time notify the Holders of the Notes and must be accepted by the Company. Exercise of such Survivor’s Option shall be irrevocable. If this Note is accepted for repayment pursuant to exercise of the Survivor’s Option this Note will be repaid no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of the acceptance.]

This Note may be redeemed at the option of the Company on any date on and after the Redemption Commencement Date, if any, specified above (the “Redemption Date”). If no Initial Redemption Date is set forth above, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of [$1,000] [Insert other minimum denomination] (provided that any remaining principal hereof shall be at least [$1,000] [Insert such other minimum denomination]) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given to the Holder not less than 30 nor more than 60 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

Notices to the Holder of this Note with respect to redemption as provided above will be mailed first class mail, postage prepaid, to the Holder’s address listed in the Security Register maintained by the Registrar not less than 30 nor more than 60 days prior to the Redemption Date.

If this Note is redeemable at the option of the Company, the “Redemption Price” shall initially be the Initial Redemption Percentage specified above of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Redemption Commencement Date by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

The “Amortized Face Amount” of an Original Issue Discount Note shall be the amount equal to (i) the Issue Price set forth above plus (ii) that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the Original Yield to Maturity (computed in accordance with generally accepted United States bond yield computation principles) by the date of redemption or repayment, as calculated by the Calculation Agent, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

Interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date, as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. [Insert if this Note is a Senior Subordinated Medium-Term Note — Payment of the principal of the Notes may be accelerated only in the case of certain events involving the bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration of payment of the Notes in the case of a default in the performance of any covenant of the Company, including payment of principal or interest.]

[Insert if this Note is a Senior Subordinated Medium-Term Note — The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinated and subject in right of the payment in full of the principal of (and premium, if any) and the interest on all Senior Indebtedness, as defined in the Indenture, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, agrees that each holder of Senior Indebtedness, whether created or acquired before or after the issuance of this Note, shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. The Indenture also provides that if, upon the occurrence of certain events of bankruptcy or insolvency relating to the Company, there remains, after giving effect to such subordination provisions, any amount of cash, property or securities available for payment or distribution in respect of Notes (as defined in the Indenture, “Excess Proceeds”), and if, at such time, any Entitled Person (as defined in the Indenture) has not received payment in full of all amounts due or to become due on or in respect of Other Financial Obligations (as defined in the Indenture), then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the Notes. This Note is also issued subject to the provisions of the Indenture regarding payments to Entitled Persons in respect of Other Financial Obligations. Each Holder of this Note, by accepting the same, agrees to be bound by the provisions of the Indenture described herein and authorizes and directs the Trustee to take such action on his behalf as may be necessary or appropriate to acknowledge or effectuate the subordination of this Note and payment of Excess Proceeds as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note, at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or by such Holder’s attorney duly authorized in writing and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of [$1,000] [Insert other minimum denomination] or any amount in excess thereof which is an integral multiple of [$1,000] [Insert such other minimum denomination] and, unless otherwise specified on the face hereof, shall be denominated in U.S. dollars. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of (and premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[This space left blank intentionally]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal to be imprinted hereon.

Dated:

THE BANK OF NEW YORK COMPANY, INC.

By:

[SEAL]

Attest:

CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[Insert for Senior Medium-Term Notes] Deutsche Bank Trust Company Americas, Trustee

[Insert for Senior Subordinated Medium-Term Notes] J.P. Morgan Trust Company, National Association, as Trustee

By:	The Bank of New York
As Paying and Authenticating Agent

By:
Authorized Officer

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at                                                                                                                                                                (Please print or typewrite name and address of the undersigned)

For this Note to be repaid, this Note must be received at the corporate trust office of The Bank of New York, in The City of New York, or at such other place or places which the Company shall from time to time notify the Holder of this Note, not less than 30 nor more than 60 days prior to the Holder’s Optional Repayment Date, if any, specified above, with this “Option to Elect Repayment” form duly completed. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of [$1,000][Insert other minimum denomination]) which the Holder elects to have repaid and specify the denomination or denominations (each of which shall be [$1,000] [Insert such other minimum denomination] or an integral multiple of [$1,000] [Insert such other minimum denomination] in excess of [$1,000] [Insert such other minimum denomination]) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$
Date	NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM—as tenants in common

UNIF GIFT MIN ACT —	_______________	Custodian	_______________
(Minor)

Under Uniform Gifts to Minors Act

(State)

TEN ENT—as tenants by the entireties

JT TEN—as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other

Identifying Number of Assignee:

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS

INCLUDING ZIP CODE OF ASSIGNEE:

the within Note and all rights thereunder, and does hereby irrevocably constitute and appoint                                                               attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
Signature Guaranteed:

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement, or any change whatever.

SIGNATURE GUARANTEED:

NOTICE: The signature(s) must be guaranteed by an eligible guarantor institution (e.g., banks, securities brokers or dealers, credit unions, national securities exchanges and savings associations) which is a member of or participant in a signature guarantee program recognized by the Securities registrar pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

[Insert if this Note is a Senior Medium-Term Note Series H or a Senior Subordinated Medium-Term Note Series I]

REPAYMENT ELECTION FORM

The Bank of New York Company, Inc.

[SENIOR MEDIUM-TERM NOTE SERIES H]

[SENIOR SUBORDINATED MEDIUM-TERM NOTE SERIES I]

CUSIP NUMBER

To: The Bank of New York Company, Inc.

The Bank of New York (the “BANK”), as Paying and Authenticating Agent, represents the following:

•	The BANK has received a request for repayment from the executor or other authorized representative (the “AUTHORIZED REPRESENTATIVE”) of the deceased beneficial owner listed below (the “DECEASED BENEFICIAL OWNER”) of Senior Subordinated Medium-Term Notes Series [H][I] (the “NOTES”).

•	At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, and the BANK currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the “DEPOSITARY”).

The BANK agrees to the following terms:

•	The BANK shall follow the instructions (the “INSTRUCTIONS”) accompanying this Repayment Election Form (the “FORM”).

•	The BANK shall make all records specified in the Instructions supporting the above representations available to The Bank of New York Company, Inc. (the “Company”) for inspection and review within five Business Days of the Company’s request.

•	If the BANK or the Company, in either’s reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the BANK shall not be obligated to submit this Form, and the Company may deny repayment. If the BANK cannot substantiate a claim for repayment, it shall notify the Company immediately.

•	Other than as described in the prospectus supplement in the limited situation involving tenders of notes that are not accepted during one calendar year as a result of the Annual Put Limitation, repayment elections may not be withdrawn.

•	The BANK agrees to indemnify and hold harmless the Company against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the BANK’s above representations and request for repayment on behalf of the Authorized Representative.

REPAYMENT ELECTION FORM

(1)

Name of Deceased Beneficial Owner

(2)

Date of Death

(3)

Name of Authorized Representative Requesting Repayment

(4) The Bank of New York

Name of Financial Institution Requesting Repayment

(5)

Signature of Representative of Financial Institution Requesting Repayment

(6)

Principal Amount of Requested Repayment

(7)

Date of Election

(8)

Date Requested for Repayment

(9) Financial Institution Representative:             (10) Wire instructions for payment:

Name:	Bank Name:

Phone Number:	ABA Number:

Fax Number:	Account Name:

Mailing Address (no P.O. Boxes):	Account Number:

101 Barclay Street	Reference (optional):
New York, NY 10286

TO BE COMPLETED BY THE COMPANY:

(A)	Election Number*:

(B)	Delivery and Payment Date:

(C)	Principal Amount:

(D)	Accrued Interest:

(E)	Date of Receipt of Form by the Company:

(F)	Date of Acknowledgment by the Company:

*	To be assigned by the Company upon receipt of this Form. An acknowledgement, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated on line (9) above.

INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM

AND EXERCISING REPAYMENT OPTION

Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

1.	Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death and for at least six months prior to the date of election for repayment, the Notes being submitted for repayment, and (4) any necessary tax waivers. For purposes of determining whether the Company will deem Notes beneficially owned by an individual at the time of death, the following rules shall apply:

•

Notes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder’s interest in the Note so held by tenancy in common, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be eligible for repayment.

•	Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

•	The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

2. Indicate the name of the Deceased Beneficial Owner on line (1).

3. Indicate the date of death of the Deceased Beneficial Owner on line (2).

4. Indicate the name of the Authorized Representative requesting repayment on line (3).

5. Indicate the name of the Financial Institution requesting repayment on line (4).

6. Affix the authorized signature of the Financial Institution’s representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

7. Indicate the principal amount of Notes to be repaid on line (6).

8. Indicate the date this Form was completed on line (7).

9. Indicate the date of requested repayment on line (8). The date of requested repayment may not be earlier than the first Interest Payment Date to occur at least 20 calendar days after the date of the Company’s acceptance of the Notes for repayment, unless such date is not a Business Day, in which case the date of requested payment may be no earlier than the next succeeding Business Day.

10. Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (9).

11. Indicate the wire instruction for payment on line (10).

12. Leave lines (A), (B), (C), (D), (E) and (F) blank.

13. Mail or otherwise deliver an original copy of the completed Form to:

The Bank of New York

101 Barclay Street

New York, NY 10286

Attn. Remo Reale, Corporate Trust Department

FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM WILL NOT BE ACCEPTED.